UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2009

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Departure of Senior Vice President, Chief Financial Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer

Helicos BioSciences Corporation (“Helicos” or the “Company”) and Mr. Stephen P. Hall have agreed that Mr. Hall will leave his role as Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer of the Company effective after the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 which is expected to be on Friday, August 14, 2009.  In connection with Mr. Hall’s departure, Helicos and Mr. Hall have entered into a letter agreement (the “Agreement”) dated August 6, 2009 which, among other things, provides Mr. Hall with certain severance benefits that are included in the Company’s Corporate Officer Severance Plan effected December 11, 2008 (the “Severance Plan”).  The Severance Plan was attached to the Company’s Form 8-K as filed with the Securities and Exchange Commission on December 17, 2008.  Pursuant to the Agreement, Mr. Hall will continue to hold the position of and serve as Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer until the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 which is expected to be on Friday, August 14, 2009 and, thereafter, will remain as an employee of the Company until August 31, 2009 (the “Departure Date”).  Under the terms of the Severance Plan and the Agreement, Mr. Hall will receive (i) a lump sum payment of $92,666.67 which represents four (4) months of his regular base salary of $278,000 less any tax-related deductions or withholdings, (ii) continuation of his health and dental benefits at his current premium rate through December 31, 2009 and (iii) executive level outplacement services.  In addition to the severance benefits under the Severance Plan, the Agreement also provides that Mr. Hall’s stock option and restricted stock awards that were granted on January 28, 2009 will accelerate such that a portion of those awards that would have been vested through January 1, 2010 will vest on the Departure Date.  Mr. Hall will have 90 days from the Departure Date to exercise all vested stock options.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

(c)                                  Appointment of Senior Vice President, Chief Financial Officer, Treasurer, Principal Financial Officer and Principal Accounting Officer

On August 6, 2009, the Company’s Board of Directors appointed Jeffrey R. Moore to serve as the Company’s Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer of Helicos, effective after the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 which is expected to be on Friday, August 14, 2009.  In connection with Mr. Moore’s appointment, Helicos entered into an employment offer letter (the “Offer Letter”) with Mr. Moore dated August 6, 2009 at which time Mr. Moore shall initially work as an employee of the Company and will replace Mr. Hall as the Company’s Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer after the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 which is expected to be on Friday, August 14, 2009.

Prior to joining Helicos, Mr. Moore, 48, served as managing member and founder of Fiske Pond Advisors LLC, a financial advisory services firm, since 2008.  Previously, Mr. Moore served as Chief Financial Officer of Affinova, Inc., a privately-held innovation technology company, from 2004 to 2008 and Vice President of Finance at Flagship Ventures from 2000 to 2006.  Mr. Moore received his Bachelor of Science degree from Cornell University and Masters in Business Administration from Vanderbilt University.

Under the terms of the Offer Letter, Mr. Moore is entitled to receive an initial annual base salary of $270,000.  In addition, Mr. Moore will be granted an option under the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) to purchase 200,000 shares of common stock, par value $0.001 per share, of the Company.  Also, Mr. Moore will be granted, pursuant to the Plan, a restricted stock award in the amount of 75,000 shares, par value $0.001 per share, of the Company.  The shares subject to the option and restricted stock awards will vest in four equal installments on January 1, 2010, July 1, 2010, January 1, 2011 and July 1, 2011.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

In connection with Mr. Moore’s appointment as Senior Vice President, Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, Helicos also entered into a Change in Control Agreement with Mr. Moore dated August 6, 2009 (the “Change in Control Agreement”) substantially in the form attached hereto as Exhibit 10.3.

Under the Change in Control Agreement the Company has an obligation to make payments to Mr. Moore upon a termination event following a change in control.  A termination event under the Change in Control Agreement includes, among other things, termination of the executive’s employment by the Company without cause or a termination by the executive as a result of a reduction in his annual compensation or benefits, a significant diminution of his or her responsibilities or a more than 50 mile relocation of his primary business location.

If such termination event occurs within 12 months following a change in control, the Company is obligated to provide for a payment equal to:

•                  three-fourths of Mr. Moore’s annual base salary in effect immediately prior to the termination event, or prior to the change in control if higher; and

•                  the average annual bonus paid to him over the two fiscal years (or such shorter period to reflect actual length of service) immediately prior to the change in control.

The Change in Control Agreement further provides that Mr. Moore may continue to participate in group health and dental programs offered to the Company’s employees for nine months following the termination event, subject to certain limitations described in the Change in Control Agreement.  The Change in Control Agreement also provides for full acceleration of any outstanding stock options or stock-based awards upon a termination event within 12 months of a change in control.  All payments under the Change in Control Agreement are subject to reduction as may be necessary to avoid certain tax consequences.

The above summary of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

There is no arrangement or understanding pursuant to which Mr. Moore was selected as Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer.  Since the beginning of the Company’s preceding fiscal year, there have been no related party transactions between the Company and Mr. Moore reportable under Item 404(a) of Regulation S-K and none have been proposed.

Item 9.01               Financial Statements and Exhibits

(d)                 Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated August 6, 2009, by and between Stephen P. Hall and Helicos BioSciences Corporation.

10.2	Offer Letter between the Company and Jeffrey R. Moore dated August 6, 2009.

10.3	Change in Control Agreement between the Company and Jeffrey R. Moore dated August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Ronald A. Lowy
Date: August 11, 2009	Name: Ronald A. Lowy
Title: Chief Executive Officer

Index of Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated August 6, 2009, by and between Stephen P. Hall and Helicos BioSciences Corporation.

10.2	Offer Letter between the Company and Jeffrey R. Moore dated August 6, 2009.

10.3	Change in Control Agreement between the Company and Jeffrey R. Moore dated August 6, 2009.